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                                                               EXHIBIT (h)(2)(v)



                                 AMENDMENT NO. 4
                     TO AMENDED AND RESTATED TRANSFER AGENCY
                              AND SERVICE AGREEMENT

         Amendment dated as of December 15, 1999 to the Amended and Restated Transfer Agency and Service Agreement dated as of January 4, 1993 (the "Agreement") between Westcore Trust, a Massachusetts business trust (the "Trust") and State Street Bank and Trust Company, a Massachusetts trust company ("State Street").

                                   BACKGROUND

         1. STATE STREET serves as the transfer agent for certain of the Trust's portfolios pursuant to the Agreement.

         2. The Trust desires to employ STATE STREET as its transfer agent for the Small-Cap Growth, Select, and International Frontier Funds (the "Funds") on the terms and for the compensation set forth in the Agreement and STATE STREET agrees to provide such services.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

         1. Appointment. The Trust hereby appoints STATE STREET to act as transfer agent for the Fund for the period and on the terms set forth in the Agreement and STATE STREET accepts such appointment for said period and on said terms, and agrees to provide the services set forth in the Agreement and in return for the compensation provided therein.

         2. Continuing Validity. The provisions of the Agreement shall remain in full force and effect as modified hereby.



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         In WITNESS WHEREOF, the parties have hereto have caused this Amendment to be executed by their duly authorized officers designated below on the day and year first dated below.

                                            WESTCORE TRUST

                                            By: /s/ Jack D. Henderson
                                                -------------------------------
                                                Jack D. Henderson
                                            Date: December 15, 1999

                                            STATE STREET BANK AND TRUST COMPANY

                                            By: /s/ Ronald E. Logue
                                                -------------------------------
                                                Ronald E. Logue
                                            Date: December 2, 1999


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